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                                                                     Exhibit 4.2

                                                                  Execution Copy


      First Supplemental Indenture (this "Supplemental Indenture"), dated August 6, 2001 among Nexstar Finance Holdings, L.L.C., a Delaware limited liability company ("Holdings LLC"), Nexstar Finance Holdings, Inc., a Delaware corporation ("Holdings Inc." and together with Holdings LLC, the "Issuers"), NBG, L.L.C., a Delaware limited liability company ("NBG"), and The Bank of New York as successor trustee to United States Trust Company of New York, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

      WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 17, 2001 providing for the issuance of an aggregate principal amount of $36,988,000 aggregate principal amount at maturity of 16% Senior Discount Notes due 2009 (the "Notes"); and

      WHEREAS, Section 4.19 of the Indenture requires the Reorganization to be consummated by the Company and the Guarantor on or prior to November 30, 2001; and

      WHEREAS, Section 5.01 of the Indenture permits the Reorganization to occur; and

      WHEREAS, Section 10.5 permits the release of Nexstar Broadcasting Group, L.L.C.'s guarantee of the Notes in connection with the consummation of the Reorganization; and

      WHEREAS, Section 9.01(c) of the Indenture permits Holdings LLC, Holdings Inc., NBG and the Trustee to enter into this Supplemental Indenture;

      WHEREAS, Section 5.02 of the Indenture allows for successor issuers and provides that the former issuer shall be released from its responsibilities under the Indenture if the transfer to the successor issuer complies with
Section 5.01 of the Indenture;

      WHEREAS, Holdings LLC and NBG have entered into an assignment and assumption agreement dated as of August 3, 2001 (the "Assignment and Assumption Agreement"), in order to effect the Reorganization; and

      WHEREAS, the Assignment and Assumption Agreement causes NBG to assume responsibility for all obligations under the Indenture and the Notes and relieves Holdings LLC of responsibility for all obligations under the Indenture and the Notes.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, NBG, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. modification of defined terms. Section 1.01 of the Indenture is hereby amended as follows:
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            a.  The definition of the term "Company" is hereby amended and restated in its entirety as follows:

           "Company" means NBG, L.L.C. and Nexstar Finance Holdings, Inc. and any and all of their respective successors.

            b. The definition of the terms "Guarantor" is hereby amended and restated in its entirety as follows:

          "Guarantor" means any Subsidiary or other entity that executes a Note Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

            c. The definition of the term "Nexstar" is hereby deleted from the Indenture.

     3. Release of Holdings LLC. From and following the date of this Supplemental Indenture, Holdings LLC shall have no further responsibilities or obligations under the Indenture.

     4. Release of Nexstar. From and following the date of this Supplemental Indenture, Nexstar Broadcasting Group, L.L.C.'s guarantee of the Notes shall be released.

          5. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          6. Counterparts. The parties to this Supplemental Indenture may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

          7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.


                                 Nexstar Finance Holdings, L.L.C.

                                 By: /s/ Perry A. Sook
                                    ---------------------------------
                                 Name: Perry A. Sook
                                 Title: President and Chief Executive Officer

                                 Nexstar Finance Holdings, L.L.C.

                                 By: /s/ Perry A. Sook
                                    ---------------------------------
                                 Name: Perry A. Sook
                                 Title: President and Chief Executive Officer

                                 NBG, Inc.

                                 By: /s/ Perry A. Sook
                                    ---------------------------------
                                 Name: Perry A. Sook
                                 Title: President and Chief Executive Officer

                                 The Bank of New York as Successor Trustee to
                                 United States Trust Company of New York
                                  as Trustee

                                 By: /s/ Louis P. Young
                                    ---------------------------------
                                 Name: Louis P. Young
                                 Title:  Vice President

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